SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
December 9, 2009

Rhino Productions, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada State of Incorporation	001-34210 Commission File Number	33-1176182 IRS Employer I.D. Number

Chaowai Street. Yi 12.
Kuntai Center Commerical Street 01
 Chaoyang District. Beijing China
_____________________________________________
Address of principal executive offices

Registrant’s telephone number:  212 561 3604

16887 NW King Richard Court
Sherwood, Oregon 94140
(503) 516-2027
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Change in Control of Registrant.

On December 9, 2009, Vast Glory Holdings Limited ("Purchaser") purchased from Ronald G. Brigham 2,000,000 shares of the outstanding common stock, $.001 par value, of Rhino Productions, Inc. (the “Company”),  for $132,000 (the "Stock Transaction"). The purchased shares constituted 52.5% of the 3,809,600 issued and outstanding shares of the Company's common stock, resulting in a change in the controlling interest of the Company.

Prior to the Stock Transaction, Ronald Brigham  held an aggregate of 2,150,000 shares of the Company's common stock, representing collectively approximately 56.4% of the Company's 3,809,600 issued and outstanding shares of common stock.    The number of outstanding shares of the Company increased in October 2009 when the Company issued 1,200,000 shares to a Mr. Ronald Davis in return for his forgiveness of a loan in the amount of $11,800 and his agreement to satisfy $21,035 due from the Company to various vendors.

The source of the funds with which Purchaser purchased such shares was working capital.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Change of Management

On December 9, 2009, Song Yakun was appointed as a director of the Company, to serve until her successor shall be elected and qualified or until the earlier of her death, resignation or removal in the manner provided for in the Company's by-laws. In addition, Song Yakun was nominated and elected by the Board as President of the Company, to serve until her successor shall be elected and qualified or until the earlier of her death, resignation or removal in the manner provided for in the Company's by-laws.

In conjunction with Song Yakun’s appointment to the Board and election as an officer of the Company, Ronald G. Brigham submitted his resignation as members of the Board and as an officer of the Company.

Business Experience of New Management.

Song Yakun, the newly appointed director and President of the Company, has over over 15 years experience in the food processing industry in China.

Terms of Engagement.

As provided in the Company's by-laws, all directors shall hold office until the completion of their term of office as provided in the Company's by-laws, or until their respective successors have been elected or their earlier death, resignation or removal. All officers are appointed annually by the Board and, subject to any existing employment agreement, serve at the discretion of the Board. As of this date, no written employment agreement exists between the Company and Song Yakun, as new management. Currently directors of the Company receive no compensation.

The Company will consider applying for officers and directors liability insurance at such time as it has the resources to do so. The Company has determined that it has neither sufficient members nor resources currently to establish audit, compensation or other committees.

Relationships and Related Transactions.

After giving effect to the Stock Transaction, Song Yakun is an indirect owner of the 2,000,000 shares of the Company's common stock held by Purchaser by reason of her control of Purchaser, of which entity she is the sole owner, director and officer.

On December 9, 2009, Song Yakun was appointed as a director and the President of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2009

RHINO PRODUCTIONS, INC.

By:	/s/ Song Yakun
	Name:	Song Yakun
	Title:	President